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                                                                    Exhibit 4.35

               LIMITED WAIVER REGARDING REPAYMENT OF CARIFA BONDS

                                February 17, 2000





Kaiser Aluminum & Chemical Corporation
Kaiser Aluminum Corporation
5847 Sa Felipe, Suite 2600
Houston, TX 77057


Attention:        John T. LaDuc
                  Karen A. Twitchell

Ladies and Gentlemen:

                  Reference is made to that certain Credit Agreement dated as of February 15, 1994, as amended by First Amendment to Credit Agreement dated as of July 21, 1994; Second Amendment to Credit Agreement dated as of March 10, 1995; Third Amendment to Credit Agreement and Acknowledgment dated as of July 20, 1995; Fourth Amendment to Credit Agreement dated as of October 17, 1995; Fifth Amendment to Credit Agreement dated as of December 11, 1995; Sixth Amendment to Credit Agreement dated as of October 1, 1996; Seventh Amendment to Credit Agreement dated as of December 17, 1996; Eighth Amendment to Credit Agreement dated as of February 24, 1997; Ninth Amendment to Credit Agreement and Acknowledgment dated as of April 21, 1997; Tenth Amendment to Credit Agreement and Assignment dated as of June 25, 1997; Eleventh Amendment to Credit Agreement and Limited Waivers dated as of October 20, 1997; Twelfth Amendment to Credit Agreement dated as of January 13, 1998; Thirteenth Amendment to Credit Agreement dated as of July 20, 1998; Fourteenth Amendment to Credit Agreement dated as of December 11, 1998; Fifteenth Amendment to Credit Agreement dated as of February 23, 1999; Sixteenth Amendment to Credit Agreement dated as of March 26, 1999; Seventeenth Amendment to Credit Agreement dated as of September 24, 1999; and Eighteenth Amendment to Credit Agreement dated as of February 11, 2000 (said Credit Agreement, as amended, being the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among Kaiser Aluminum & Chemical Corporation, a Delaware corporation ("COMPANY"), Kaiser Aluminum Corporation, a Delaware corporation ("PARENT GUARANTOR"), the financial institutions listed on the signature pages hereof ("LENDERS") and Bank of America, N.A., as Agent ("AGENT").

                  Company has informed Agent that Alumina Partners of Jamaica, a Subsidiary of Company, intends to elect to purchase and cancel a portion of its Caribbean Basin Projects Financing Authority Bonds in the aggregate principal amount of $4,000,000 and to pay accrued interest thereon. At the request of Company the undersigned Lenders, constituting Required Lenders under the Credit Agreement, hereby waive compliance with the provisions of Section 9.2.6(b)(ii) of the Credit Agreement to the extent, and only to the extent, necessary to permit the transaction described above.

                  Without limiting the generality of the provisions of Section
12.1 of the Credit Agreement, the waiver set forth herein shall be limited precisely as written and relates solely to the noncompliance by Company with the provisions of Section 9.2.6(b)(ii) of the Credit Agreement in the manner and to the extent described above, and nothing in this Limited Waiver shall be deemed to (a) constitute a waiver of compliance by Company with respect to Section 9.2.6(b)(ii) of the Credit Agreement in any other instance or (ii) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein or (b) prejudice any right or remedy that Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein. Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

                  This Limited Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                  THIS LIMITED WAIVER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO SUCH LAWS RELATING TO CONFLICTS OF LAWS.

                  IN WITNESS WHEREOF, the parties hereto have caused this Limited Waiver to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

KAISER ALUMINUM                            KAISER ALUMINUM & CHEMICAL
CORPORATION                                CORPORATION

By:  /S/ KAREN A. TWITCHELL                By:  /S/ KAREN A. TWITCHELL
Name:  Karen A. Twitchell                  Name:  Karen A. Twitchell
Its:  Treasurer                            Its:  Treasurer

BANK OF AMERICA, N.A. (successor           BANK OF AMERICA, N.A. (successor
to BankAmerica Business Credit, Inc.),     to BankAmerica Business Credit, Inc.)
as Agent
                                           By:  /S/ MICHAEL J. JASAITIS


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By:  /S/ MICHAEL J. JASAITIS               Name:  Michael J. Jasaitis
Name: Michael J. Jasaitis                  Its:  Vice President
Its:      Vice President

BANK OF AMERICA, N.A. (formerly            THE CIT GROUP/BUSINESS
known as Bank of America National          CREDIT, INC.
Trust and Savings Association)

By:  /S/ MICHAEL BALOK                     By:  /S/ GRANT WEISS
Name: Michael Balok                        Name:  Grant Weiss
Its:  Managing Director                    Its:  Assistant Vice President

CONGRESS FINANCIAL                         HELLER FINANCIAL, INC.
CORPORATION (WESTERN)

By: /S/ KRISTINE METCHIKIAN                By:  /S/ RICHARD J. HOLSTON
Name: Kristine Metchikian                  Name:  Richard J. Holston
Its:  Vice President                       Its:  Assistant Vice President

LA SALLE BANK NATIONAL                     TRANSAMERICA BUSINESS
ASSOCIATION (formerly La Salle             CREDIT CORPORATION
National Bank)
                                           By:  /S/ ANN KAPLAN
By:  /S/ DOUGLAS C. COLLETTI               Name:  Ann Kaplan
Name: Douglas C. Colletti                  Its:  Vice President
Its:  First Vice President

ABN AMRO BANK N.V.

By:  /S/ AMANDA COX
Name:  Amanda Cox
Its:  Vice President

By:  /S/ TAMIRA TREFFERS-HERRERA
Name:  Tamira Treffers-Herrera
Its:  Group Vice President


ACKNOWLEDGED AND AGREED TO:

AKRON HOLDING CORPORATION                  KAISER ALUMINUM & CHEMICAL
                                           INVESTMENT, INC.

By: /S/ KAREN A. TWITCHELL                 By:  /S/ KAREN A. TWITCHELL
Name:  Karen A. Twitchell                  Name:  Karen A. Twitchell
Its:  Treasurer                            Its:  Treasurer

KAISER ALUMINUM PROPERTIES,                KAISER ALUMINUM TECHNICAL
INC.                                       SERVICES, INC.

By:  /S/ KAREN A. TWITCHELL                By:  /S/ KAREN A. TWITCHELL
Name:  Karen A. Twitchell                  Name:  Karen A. Twitchell
Its:  Treasurer                            Its:  Treasurer

OXNARD FORGE DIE COMPANY, INC.             KAISER ALUMINIUM INTERNATIONAL, INC.

By:  /S/ KAREN A. TWITCHELL                By:  /S/ KAREN A. TWITCHELL
Name:  Karen A. Twitchell                  Name:  Karen A. Twitchell
Its:  Treasurer                            Its:  Treasurer

KAISER ALUMINA AUSTRALIA CORPORATION       KAISER FINANCE CORPORATION

By:  /S/ KAREN A. TWITCHELL                By:  /S/ KAREN A. TWITCHELL
Name:  Karen A. Twitchell                  Name:  Karen A. Twitchell
Its:  Treasurer                            Its:  Treasurer

ALPART JAMAICA INC. INC.                   KAISER JAMAICA CORPORATION

By:  /S/ KAREN A. TWITCHELL                By:  /S/ KAREN A. TWITCHELL
Name:  Karen A. Twitchell                  Name:  Karen A. Twitchell
Its:  Treasurer                            Its:  Treasurer

KAISER BAUXITE COMPANY                     KAISER EXPORT COMPANY

By:  /S/ KAREN A. TWITCHELL                By:  /S/ KAREN A. TWITCHELL
Name:  Karen A. Twitchell                  Name:  Karen A. Twitchell
Its:  Treasurer                            Its:  Treasurer

KAISER MICROMILL                           KAISER SIERRA
HOLDINGS, LLC                              MICROMILLS, LLC

By:  /S/ KAREN A. TWITCHELL                By:  /S/ KAREN A. TWITCHELL
Name:  Karen A. Twitchell                  Name:  Karen A. Twitchell
Treasurer of Kaiser Aluminum &             Its:  Treasurer
Chemical Corporation

KAISER TEXAS SIERRA                        KAISER TEXAS MICROMILL
MICROMILLS, LLC                            HOLDINGS, LLC

By:  /S/ KAREN A. TWITCHELL                By:  /S/ KAREN A. TWITCHELL


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Name:  Karen A. Twitchell                  Name:  Karen A. Twitchell
Its:  Treasurer                            Its:  Treasurer